Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 31, 2010, in the Amendment No. 3 to Registration Statement (Form S-4 No. 333-169476) and related Prospectus of Greektown Superholdings, Inc. for the registration of $280,167,000 Series A 13% Senior Secured Notes due 2015 and $104,833,000 Series B 13% Senior Secured Notes due 2015.

/s/ Ernst & Young LLP

Detroit, Michigan
December 14, 2010